Exhibit 16.1

March 24, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Sipup Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to a Current Report on Form 8-K of Sipup Corporation dated March 24, 2023. We agree with the statements concerning our firm contained therein.

Very truly yours,

Tel-Aviv, Israel	/s/ Halperin Ilanit
March 24, 2023	Certified Public Accountants (Isr.)